Exhibit 1

WHITEHORSE TECHNOLOGY LIMITED

SECURITIES PURCHASE AGREEMENT (THE “AGREEMENT”)

December 29, 2007

Abax Lotus Ltd.

c/o Abax Global Capital (Hong Kong) Limited

Suite 6708, 67/F Two International Finance Centre

8 Finance Street

Central, Hong Kong SAR

Ladies and Gentlemen:

Whitehorse Technology Limited (the “Company”), a company formed under the laws of the British Virgin Islands (“BVI”) and Mr. Tu Guo Shen (the “Controlling Shareholder”) hereby agree with the Purchaser (as defined below) as follows:

1.

Authorization and Issuance of Securities.

(a)

The Company has authorized (i) the issuance and sale of $40,000,000 in aggregate principal amount of its Exchangeable Senior Notes due 2012 (the “Initial Notes”) exchangeable into shares (“Exchange Shares”) of common stock, par value $.0001 (the “Common Stock”) of Chinese Security & Surveillance Technology, Inc., a Delaware corporation (“CSR”) and (ii) at the Purchaser’s sole election and subject to the terms and conditions contained herein, the issuance and sale to the Purchaser by the Company of up to $10,000,000 in aggregate principal amount of the Company’s Exchangeable Senior Notes due 2012 (the “Option Notes”, and together with the initial notes, the “Notes”).

(b)

Subject to the terms and conditions of this Agreement, the Company will, at the Closing provided for in Section 3, issue and sell to Abax Lotus Ltd. (“Abax” or the “Purchaser”) and the Purchaser will purchase from the Company, Notes in the principal amount specified opposite the Purchaser’s name in Schedule I, for the consideration in the amount specified opposite the Purchaser’s name in Schedule I. Subject to the terms and conditions of this Agreement, the Purchaser’s option to require the Company to issue the Option Notes will expire on the date that is thirty (30) days from the First Closing Date and may be exercised in whole only, but not in part on one occasion at the discretion of the Purchasers on or before such date.  Any such time and date of delivery of the Notes issued pursuant to the option shall be determined by the Company, but shall not be later than seven (7) full business days after the exercise of said option, nor in any event prior to the First Closing Date (as defined below).

(c)

The Notes are to be issued pursuant to the provisions of an indenture (the “Indenture”), to be dated as of the First Closing Date (as hereinafter defined), by and among the Company and DB Trustees (Hong Kong) Limited, as trustee (the “Trustee”), substantially in the form attached hereto as Exhibit A.  As used herein, the term “Securities” shall mean, collectively, the Notes and the Exchange Shares.

(d)

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

2.

Terms of Offering.

(a)

The Notes will be secured by a pledge and security agreement in the form attached hereto as Exhibit B (the “Pledge Agreement” along with any financing statements or registrations being referred to herein as the “Security Documents”) between the Company and DB Trustees (Hong Kong) Limited (in such capacity, the “Collateral Agent”) granting a first priority lien over certain shares of Common Stock.

(b)

The Closing of the sale and purchase of the Securities under this Agreement shall be deemed to take place simultaneously with, and to be part of one integrated transaction consisting of, the closing of the sale and purchase of the Notes under this Agreement. The Securities will be offered and sold to the Purchaser pursuant to Regulation S under the United States (“U.S.”) Securities Act of 1933, as amended (the “Act”) (“Regulation S”).  Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes shall bear the legends relating to the offer and the sale of the Notes as required by (i) Regulation S or (ii) any other applicable laws or regulations relating to the issuance of the Securities.

(c)

The Purchaser will be entitled to certain rights as set forth herein as well as in that certain Non Competition Covenant Agreement to be entered into in the form attached hereto as Exhibit C (the “Non-Competition Agreement”).

(d)

This Agreement, the Indenture, the Notes, the Security Documents, and the Non-Competition Agreement (as defined herein) are, collectively, referred to herein as the “Documents.”

3.

Purchase, Sale and Delivery.

(a)

The delivery of the Initial Notes to be purchased by the Purchaser shall occur at the Hong Kong office of Weil, Gotshal & Manges LLP, at 4:00 p.m., local time, at a closing on January 15, 2008, or on such other Business Day as may be agreed upon in writing by the Company and the Purchaser (such date referred to herein as the “First Closing Date”).

(b)

Subject to the terms and conditions herein, within 30 days from and after the First Closing Date, the Purchasers shall have the option to require the Company to issues the Option Notes on any Business Day that may be agreed upon in writing by the Company and the Purchasers, but in any event no later than seven (7) full Business Days after the exercise of said option, nor in any event prior to the First Closing Date, (such date referred to herein as the “Second Closing Date” and along with the First Closing Date, each, as applicable, a “Closing Date” and each such time, as applicable, a “Closing”).  The delivery of the Option Notes to be purchased shall occur at the aforementioned office on such date.

(c)

Subject to the terms and conditions herein, at the First Closing (or the Second Closing in the case of the Option Notes), the Company shall deliver to the Purchaser one or more global certificates representing the Initial Notes or Option Notes, as the case may be, purchased by the Purchaser, in each case registered in such names and denominations as the Purchaser may request (but not less than the minimum amount required by the Indenture), against payment by the Purchaser of the aggregate purchase price for the Notes (as more specifically set forth in Schedule I hereto) by immediately available funds bank wire transfer to such bank account as the Company shall have theretofore designated to the Purchaser.

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(d)

The Notes may each be represented by one or more global certificates in book-entry form, will be deposited on the respective Closing Date, by or on behalf of the Company with BT Globenet Nominees Limited, as nominee for Deutsche Bank AG, London Branch as common depositary for Clearstream Banking, societe anonyme (or any successor securities agency) (“Clearstream”) and Euroclear Bank, S.A./N.V. (or any successor securities clearing agency) (“Euroclear,” together with Clearstream, the “Clearing Facilities”), or its designated custodian, and registered in the name of Deutsche Bank AG, London Branch for further credit to Purchaser’s account.  The Common Stock is approved for trading on the New York Stock Exchange (the “Trading Market”).

4.

Representations and Warranties.  Except as specifically disclosed in the SEC Reports (as defined below), each of (i) the Company and (ii) the Controlling Shareholder jointly and severally, represents and warrants to the Purchaser that the following representations and warranties are true and correct and will on the Closing Date be true and correct:

(a)

SEC Reports.  CSR has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since (and including) the 10-KSB filed on March 23, 2007, including pursuant to Section 13(a), 13(c) or 15(d) thereof (the foregoing materials from and after March 23, 2007, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of the date of filing, in the case of SEC Reports filed pursuant to the Exchange Act (and to the extent such SEC Report was amended, then as of the date of filing of such amendment), and as of the date of effectiveness in the case of SEC Reports filed pursuant to the Act (and to the extent such SEC Report was amended, then as of the date of effectiveness of such amendment), the SEC Reports complied in all material respects with the requirements of the Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, as applicable, and none of the SEC Reports, as of the date of filing, in the case of SEC Reports filed pursuant to the Exchange Act (and to the extent such SEC Report was amended, then as to the date of filing of such amendment), and as of the date of effectiveness in the case of SEC Reports filed pursuant to the Act (and to the extent such SEC Report was amended, then as of the date of effectiveness of such amendment), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)

Ownership of the Company.

(i)

The Controlling Shareholder holds, directly or indirectly, all legal and beneficial ownership interest in the Company.  Except for any imputed beneficial interest under federal securities law (of which Ms. Li Zhi Qun has no legal right to any such interest), Ms. Li Zhi Qun does not, either directly or indirectly, own any interest either beneficially or otherwise in the Company.

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(ii)

The Company does not, directly or indirectly, beneficially own or control any interest in any other company, partnership or other entity and has not entered into any joint venture or strategic alliances.

(iii)

The Controlling Shareholder holds, directly or indirectly, 11,175,000 shares of Common Stock of CSR (the “CSR Shares”), which represent approximately 26% of the outstanding shares of Common Stock of CSR. For the avoidance of doubt, the 11,175,000 CSR Shares do not include any shares owned by Ms. Li Zhi Qun, which may be imputed to be beneficially owned by the Controlling Shareholder under federal securities laws.  Except for any imputed beneficial interest under federal securities law (of which Ms. Li Zhi Qun has no legal right to any such interest), Ms. Li Zhi Qun does not, either directly or indirectly, own any interest either beneficially or otherwise in the CSR Shares.

(c)

Organization.  The Company (i) has been duly organized, is validly existing and is in good standing (if applicable) under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets, and (iii) is duly qualified or licensed to do business and is in good standing (if applicable) as a foreign corporation or limited liability company, as the case may be, authorized to do business in each jurisdiction in which the nature of such business or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company, (B) the ability of any of the Company to perform its obligations under any Document or (C) the validity or enforceability of any of the Documents or the consummation of any of the transactions contemplated therein (each, a “Material Adverse Effect”).

(d)

Capitalization and Voting Rights.

(i)

All of the issued and outstanding shares of the Company as of the Closing were issued in compliance with applicable laws and are not subject to any rescission right or put right on the part of the holder thereof nor does any holder thereof have the right to require the Company to repurchase such share capital.

(ii)

Voting and other Agreements.  To the knowledge of the Company, there are no outstanding (A) options, warrants or other rights to purchase from the Company or CSR, (B) agreements, contracts, arrangements or other obligations of the Company or CSR to issue, or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of capital stock of, or other ownership or equity interests in the Company or CSR.  Except as otherwise contemplated herein, the Company is not a party or subject to any agreement or understanding, and, to the knowledge of the Company, CSR is not a party to or subject to any agreement or understanding, with any Person that affects or relates to (i) the voting or giving of written consents with respect to any security of the Company or CSR (including, without limitation, any voting agreements, voting trust agreements, shareholder agreements or similar agreements) or the voting by a director of the Company or CSR, or (ii) the sale, transfer or other disposition with respect to any security of the Company or CSR.

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(iii)

The Common Stock is registered pursuant to 12(g) of the Exchange Act, and to the knowledge of the Company, CSR has taken no action designed to, or is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company and, to the knowledge of the Company, CSR received any notification that the Commission is contemplating terminating such registration.

(e)

No Registration Rights.  No holder of securities of the Company is or will be entitled to have any registration rights with respect to such securities.

(f)

Authorization and Execution.  The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under each of the Documents to which it is a party and to consummate the transactions contemplated thereby.  This Agreement has been duly authorized, executed and delivered by the Company.  Each of the Documents has been duly authorized and when executed and delivered by the Company (to the extent it is a party thereto) shall constitute a legal, valid and binding obligation of the Company (to the extent it is a party thereto) enforceable against the Company (to the extent it is a party thereto) in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in Section 8 of this Agreement may be limited by applicable federal or state securities laws.

(g)

Valid Issuance of the Notes.  Each of the Notes, when issued, sold and delivered in accordance with the terms thereof and for the consideration set forth herein, will be free of restrictions on transfer, other than restrictions on transfer under applicable securities laws.  Assuming the accuracy of the Purchaser’s representations in Section 6 below, the Notes will be issued in compliance with applicable securities laws.  The Notes, when issued, will be in the form contemplated by the Indenture.  Each of the Notes has been duly authorized by the Company and, when executed and delivered by the Company, authenticated by the Trustee and delivered to the Purchaser in accordance with the terms of this Agreement and the Indenture, such Notes will have been duly executed, issued and delivered by the Company and will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

(h)

Valid Issuance of Exchange Shares. The Exchange Shares have been duly and validly issued by CSR and are fully paid and non-assessable, and when delivered pursuant to the terms of the Indenture, will not be subject to any preemptive or similar rights, entitled to the benefits thereof and free from all taxes, Liens, charges and security interests with respect to the issuance thereof and free of restrictions on transfer other than as expressly contemplated by the Documents.

(i)

Compliance with Instruments.  The Company is not in violation of its certificate of incorporation, articles of association, by-laws or other organizational documents (the “Charter Documents”).  The Company is not, nor does any condition exist (nor will exist with the passage of time or otherwise) that could reasonably be expected to cause the Company to be, (i) in violation of any statute, rule, regulation, law or ordinance, or any judgment, decree or order applicable to the Company or any of its properties (collectively, “Applicable Law”) of any federal, state, People’s Republic of China (“PRC”), national, provincial, local or other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization of applicable jurisdictions, domestic or foreign (each, a “Governmental Authority”), or (ii) in breach of or in default (or subject to acceleration any Debt) under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, “Applicable Agreements”), other than in each of clause (i) and (ii) such violations, breaches or defaults that are not material.  All Applicable Agreements are in full force and effect with respect to the Company to the knowledge of the Company and the Controlling Shareholder, with respect to the other parties, are the legal, valid and binding obligations of the parties thereto.

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(j)

No Conflicts.  Neither the execution, delivery or performance of any of the Documents, the issuance or delivery of any of the Securities nor the consummation of any of the transactions contemplated herein or therein will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (including without limitation Citadel Equity Fund Ltd. or any of its Affiliates) or a Governmental Authority (other than consents already obtained which are in full force and effect) or result in the imposition of a Lien (other than a Lien arising under the Security Documents and the transactions contemplated by this Agreement) on any assets of any of the Company under or pursuant to (i) its Charter Documents, (ii) any Applicable Agreement, or (iii) any Applicable Law, other than in each of clause (ii) and (iii) such violations, breaches or defaults that would not, individually or in aggregate, have a Material Adverse Effect.  After consummation of the transactions contemplated in the Documents, no Default or Event of Default will exist under the Indenture.

(k)

Security Interest/Security Documents.  When executed and delivered, the Security Documents will create valid and enforceable security interests in favor of the Collateral Agent in the pledged collateral (as described therein), which security interests will secure the repayment of the Notes and the other obligations purported to be secured thereby; when the UCC Financing Statement in respect of the Company’s pledge of stock is filed with the Recorder of Deeds in Washington, DC, such security interests will be perfected on a first-priority basis; when pursuant to section 162 of the BVI Business Companies Act (the “BVIBC Act”), the Company makes an entry in its Register of Charges maintained at its registered office (or at the office of its registered agent) in respect of its pledge of shares in CSR that it grants in favor of the holders of the Notes, and when pursuant to section 163 of the BVIBC Act, the Company makes an application with the Registrar of Corporate Affairs of the BVI to register details of the pledge in the Register of Registered Charges, such security interest will be perfected on a first-priority basis; as of the Closing Date, the respective pledgors under the Pledge Agreement will own the pledged collateral described therein free and clear of all Liens (except for Liens arising by operation of law and Liens arising under the Pledge Agreement).

(l)

Governmental Consents.  No filing with, consent, approval, authorization or order of, any Governmental Authority is required for (i) the valid execution, delivery and performance by the Company of the Documents, (ii) the offer, sale, issuance or delivery of the Notes and the Exchange Shares, or (iii) the consummation of the transactions contemplated by the Documents, except (x) as have been obtained or will have been obtained on or before the Closing Date, or (y) as are described herein to perfect security interests granted pursuant to the Security Documents, and (z) as may be required under the Act or applicable state securities or “Blue Sky” laws.

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(m)

Proceedings.  There is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding, domestic or foreign (collectively, “Proceedings”), pending or, to the knowledge of the Company, threatened, that (i) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenges any of the Documents or any of the transactions contemplated therein; (ii) would otherwise have or could reasonably be expected to have a Material Adverse Effect or (iii) would have or could reasonably be expected to have a material adverse effect on the Controlling Shareholder.  Neither the Controlling Shareholder nor the Company is subject to any judgment, order or decree of which the Company has knowledge and which would have a Material Adverse Effect.

(n)

Permits.  The Company possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now conducted (“Permits”).  All of the Permits are valid and in full force and effect.  The Company has fulfilled and performed all of its respective obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time could allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit.  The Company has not received actual notice of any Proceeding relating to revocation or modification of any such Permit.

(o)

Title to Property.  The Company has good and marketable title to all real property and personal property owned by it, in each case free and clear of any Liens as of the Closing Date, except such Liens as permitted under the Documents or such as would not have a Material Adverse Effect.  For the real property not owned by the Company and currently used or planned to be used for its business operations, the Company has good and marketable title to all leasehold estates in real and personal property being leased by it and, in each case free and clear of all Liens as of the Closing Date.

(p)

Insurance.  The Company maintains reasonably adequate insurance covering its material properties, operations, personnel and business, and is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged.  All policies of insurance insuring the Company and its business, assets, employees, officers and directors are in full force and effect.  The Company is in compliance with the terms of such policies and instruments in all material respects, and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.  The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not, individually or in the aggregate, have a Material Adverse Effect.

(q)

Taxes.  All Tax returns required to be filed by each of the Company have been filed, and all such returns are true, complete and correct in all material respects.  All material Taxes that are due from the Company have been paid other than those (i) currently payable without penalty or interest or (ii) being diligently contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles applicable to BVI companies.  To the knowledge of the Company and the Controlling Shareholder after due inquiry, there are no proposed Tax assessments against any the Company.  The accruals and reserves on the books and records of the Company in respect of any Tax liability for any Taxable period not finally determined are adequate to meet any assessments of Tax for any such period.  For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all federal, state, PRC national, provincial, local and foreign taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto.

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(r)

Intellectual Property.  The Company neither owns nor uses any material patents, patent rights, licenses, inventions, copyrights, know-how, (including any discoveries, concepts, ideas, research and development, know-how, formulas, inventions, compositions, manufacturing and production processes and techniques, technical data, procedures, designs, drawings, specifications, databases, and other proprietary or confidential information, including customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals), trademarks, service marks and trade names, or any other intellectual property.

(s)

Internal Controls.  The Controlling Shareholder is the sole officer of the Company and all transactions by the Company are executed in accordance with the Controlling Shareholder’s general or specific authorization.  The Company acts as a holding company for the CSR Shares owned by it and does not engage in any transactions other than transactions relating to own, holding, buy, selling, transferring, disposing, pledging and otherwise dealing in interests in CSR.

(t)

Financial Statements. To the Company and Controlling Shareholder’s knowledge, the audited consolidated financial statements and related notes of CSR contained in the Form 10-K for the fiscal year ended December 31, 2006 and the unaudited consolidated financial statements of CSR contained in the Form 10-Q for the fiscal quarter ended September 30, 2007 (collectively, the “Financial Statements”) have been prepared in accordance with the applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing; the Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in the Financial Statements, and except that unaudited Financial Statements may not contain all footnotes required by GAAP; the Financial Statements fairly present in all material respects the financial condition, results of operations and cash flows of CSR and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments; all other financial, statistical, and market and industry-related data included in the SEC Reports are based on or derived from sources that the Company, the Controlling Shareholder and CSR reasonably believe to be reliable and accurate.

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(u)

Solvency and Adequate Capital.  All Indebtedness represented by the Notes is being incurred for proper purposes and in good faith.  Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including contingent liabilities) as they mature; (ii) the present fair saleable value of the assets of the Company is greater than the amount that will be required to pay the probable liabilities of the Company on its debt as they become absolute and mature, and (iii) the Company is able to realize upon its assets and pay its debt and other liabilities (including contingent obligations) as they mature; (iv) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (v) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  Neither the Controlling Shareholder nor the Company has knowledge of any facts or circumstances which lead it to believe that the Company or CSR will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties (including liens granted over the property of the Company as security for Indebtedness of any other Person), endorsements and other contingent obligations in respect of Indebtedness of others, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.  The Company is not, nor is it reasonably likely to be, in default with respect to any Indebtedness and no waiver of default is currently in effect.  The Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien (other than pursuant to the Security Documents).  The Company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness, any agreement relating thereto or any other agreement (including, but not limited to, its Charter Document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company.

(v)

No Stabilization.  Neither the Company nor the Controlling Shareholder has nor has anyone acting on behalf of either of them (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of CSR or the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, CSR or its respective Subsidiaries. For the purpose of this Agreement “Subsidiary” shall mean any Person in which such entity owns, directly or indirectly, a majority of its capital stock or similar equity interest or otherwise maintains, directly or indirectly control over management operations and decision making-processes.

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(w)

No Sale to the U.S.  Neither the Company nor any person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company (each such person, an “Affiliate”), or any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, sell or offer to sell or otherwise negotiate in respect of, in the U.S. or to any U.S. citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner or under circumstances that would require the registration of the Securities under the Act.

(x)

No Directed Selling Efforts.  Neither the Company nor any of its Affiliates, or any person acting on its or their behalf (other than the Purchaser, its Affiliates or persons acting on its behalf, as to whom the Company and Controlling Shareholder make no representation) has engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of the Company and its Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S.

(y)

No Registration.  Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 6 hereof, no registration under the Act of the Securities is required for the offer, sale and delivery of the Securities in the manner contemplated herein or to qualify any Indenture under the Trust Indenture Act of 1939.

(z)

Labor Matters.  The Company has no employees and has never had any employees.

(aa)

Brokers and Finders.  Neither the Company nor the Controlling Shareholder has engaged any broker, finder, commission agent or other similar person in connection with the transactions contemplated under the Documents, and neither the Company nor the Controlling Shareholder is under any obligation to pay any broker’s fee or commission in connection with such transactions.

(bb)

Environmental Matters.  The Company (i) is in compliance with any and all applicable foreign, federal, state, PRC national, provincial, and local laws and regulations relating to the protection of the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (iii) has not received actual notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, (iv) has no knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not result in a Material Adverse Effect; and (v) has stored no hazardous materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any hazardous materials in a manner contrary to any Environmental Laws; except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect.

(cc)

Encumbrances.  As of the Closing Date, there will be no encumbrances, foreign exchange restrictions or contractual restrictions on the ability of the Company, or to the knowledge of the Company and the Controlling Shareholder, of CSR to pay dividends or make other distributions on such parties’ capital stock or to make loans or advances or pay any indebtedness to, or investments in, the Company or CSR, as the case may be, except for such restrictions set forth in the Documents or limitations imposed by corporate law statutes.

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(dd)

Winding up; Dissolution.  Neither the Company nor the Controlling Shareholder has taken any action nor, to the Company’s knowledge after due inquiry, have any steps been taken by any third party or legal, legislative or administrative proceedings been started or, to the Company’s knowledge after due inquiry, threatened to (i) wind up, dissolve, make dormant, or eliminate the Company or CSR or (ii) to withdraw, revoke or cancel any material approvals to conduct the business of the Company or CSR.

(ee)

Sovereign Immunity.  Under the laws of their respective jurisdiction of incorporation and the PRC, neither the Company nor any of its properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.

(ff)

Purchaser Liability.  No holders of any of the Securities will be subject to liability in respect of any liability of the Company by virtue only of the holding of any such Securities.

(gg)

Certificate.  Each certificate signed by any officer of the Company and delivered to the Purchaser shall be deemed a representation and warranty by the Company (and not individually by such officer) to the Purchaser with respect to the matters covered thereby.

(hh)

Foreign Corrupt Practices Act.  Neither the Company, nor to the knowledge of the Company and Controlling Shareholder, any agent or other person acting on behalf of the Company, directly or indirectly, (i) has used any funds or will use such funds or any proceeds from the sale of the Securities for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company or Controlling Shareholder is aware) which is in violation of law, or (iv) violated or taken any action which violates or would result in a violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended and the rules and regulations thereunder (the “FCPA”).

(ii)

Investment Company.  The Company is not, and as a result of the offer and sale of the Securities contemplated herein will not be, required to register as an “investment company” under, and as such term is defined in, the Investment Company Act of 1940, as amended, in connection with or as a result of the offer and sale of the Securities.

(jj)

PFIC.  The Company is not and does not intend to become a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Internal Revenue Code.

(kk)

OFAC.  Neither the Company nor, to the knowledge of the Company or the Controlling Shareholder, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other Person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.  The Company does not do any business with governments, entities or persons subject to any U.S. sanctions administered by the OFAC or any enabling legislation or executive order relating thereto, or, to the best of the knowledge of the Company and the Controlling Shareholder, any person or entity in those countries or with those persons, or perform contracts in support of projects in or for the benefit of those countries or those persons.

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(ll)

Money Laundering Laws.  The operations of the Company are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(mm)

Margin Rules.  Assuming all customary filings required under Regulation T, U and X are made, neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company will cause the Company to violate Regulation T, U or X of the Board of Governors of the U.S. Federal Reserve System or any other regulation of such Board of Governors.

(nn)

Full Disclosure.  All disclosure furnished by or on behalf of the Company or the Controlling Shareholder to the Purchaser regarding the Company or CSR, their respective businesses and the transactions contemplated under the Documents, with respect to the representations and warranties made herein, are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The Company acknowledges and agrees that the Purchaser does not make any representations or warranties with respect to the transactions contemplated hereby, other than those specifically set forth in Section 6 hereof.

5.

Covenants of the Company and Controlling Shareholder.  Each of the Company and the Controlling Shareholder, jointly and severally, hereby agrees:

(a)

To (i) advise the Purchaser promptly after obtaining knowledge (and, if requested by the Purchaser, confirm such advice in writing) of the issuance by any applicable securities commission of any stop order suspending the qualification or exemption from qualification of the Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any applicable state securities commission or other regulatory authority, (ii) use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of the Securities under any applicable state securities or Blue Sky laws, and (iii) if at any time any applicable state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Securities under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b)

Whether or not any of the transactions contemplated under the Documents are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with: (A) the printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Documents, and (B) the preparation, issuance and delivery of the Securities, (ii) all fees and expenses of counsel, accountants and any other experts or advisors retained by the Company, (iii) all expenses in connection with qualifying the Securities for settlement in the Clearing Facilities, (iv) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and its Affiliates in connection with approval of the Securities for “book-entry” transfer, (v) all fees and expenses (including any filing, regulatory and registration fees) relating to the perfection of Liens, and (vi) all fees and expenses (including fees and expenses of counsel) of the Trustee, exchange agent for the Notes and the Collateral Agent; provided, however, that the Company shall only be responsible for such fees and expenses up to an amount equal to $400,000 (“Expense Cap”) and any amounts that exceed the Expense Cap shall be borne, by each of the Purchasers, pro rata in the same proportion that their respective purchases of Securities bears to the purchase of all Securities on the Closing Date.  Notwithstanding the foregoing, in the event the transactions contemplated by this Agreement are not consummated, the Expense Cap shall be reduced to $200,000.

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(c)

To do and perform all things and comply with all covenants and agreements required to be done and performed or complied with under the Documents prior to and after the Closing Date.

(d)

Prior to making any public disclosure or filings as may be required by applicable law with respect to this Agreement and the transactions contemplated hereby, to provide the Purchaser and its counsel with the reasonable opportunity to review and comment on such public disclosure documents and consider in good faith any comments received from the Purchaser or its counsel.

(e)

Subject to the requirements of applicable laws, regulations or listing requirements and for so long as the Purchaser owns any of the Securities, the Company will furnish to the Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee under the Indenture and as soon as reasonably available, copies of any reports or financial statements furnished to or filed by CSR with the Commission or any national securities exchange on which any class of securities of the Company may be listed; provided, however, that any such report or financial statements filed on the Commission’s EDGAR database need not be separately furnished.

(f)

During the two-year period after the Closing Date (or such shorter period as may be provided for in Rule 144 under the Act, as the same may be in effect from time to time), not to, and not to permit any current or future Subsidiaries of the Company or any other affiliates (not including CSR) (as defined in Rule 144(a) under the Act) controlled by the Controlling Shareholder to, resell any of the Securities which constitute “restricted securities” pursuant to Rule 144 under the Act that have been reacquired by the Company, any current or future Subsidiaries of the Company or any other affiliates (as defined in Rule 144(a) under the Act) controlled by the Controlling Shareholder, except pursuant to an effective registration statement under the Act..

(g)

To pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by any Governmental Authorities or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance and exchange or delivery of the Securities or the sale thereof to the Purchaser.

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(h)

The Company will use its reasonable best efforts not to become a PFIC.  If the Company determines that it has become a PFIC, the Company will promptly notify the Purchaser and provide all information requested by the Purchaser that is necessary for the Purchaser to make a qualified electing fund (QEF) election under Section 1295 of the Internal Revenue Code.

(i)

The Company will not, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture or other Person for the purposes of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(j)

The Company shall conduct its operations at all times in compliance with the Money Laundering Laws of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued administered or enforced by any applicable Governmental Authorities.

(k)

The Company agrees that it will not register any transfer of the Notes or deliver any Exchange Shares that is not (i) made in accordance with the provisions of Regulation S, (ii) made pursuant to registration under the Act, or (iii) made pursuant to an available exemption under the Act.

(l)

The Company shall, as soon as reasonably practicable, use its reasonable best efforts to obtain approvals from, and complete filing procedures with, relevant Governmental Authorities in order to create valid and enforceable security interests over all of the equity pledged pursuant to the Security Documents.

(m)

The Company shall use its best efforts to assist the Purchaser to timely file the UCC Financing Statements under Article 9 of the UCC of the State of New York with the Recorder of Deeds of Washington, DC with respect to the pledge of stock, which initial filings shall be completed no later than one week from the date of the Closing.

(n)

The Company shall, contemporaneously with the First Closing Date and pursuant to section 162 of the BVIBC Act, make an entry in its Register of Charges maintained at its registered office (or at the office of its registered agent) in respect of the pledge of shares in CSR that it grants in favor of the holders of the Notes, and shall as soon as practicable after the First Closing Date, pursuant to section 163 of the BVIBC Act, make an application with the Registrar of Corporate Affairs of the BVI to register details of the pledge in the Register of Registered Charges, in order to comply the legal requirements in the BVI for establishing priority of collateral security interests.

(o)

To the extent that the Company or the Controlling Shareholder is subject to or under the jurisdiction of Circular 75 issued by the PRC State Administration of Foreign Exchange on October 21, 2005, including any amendment, implementing rules, or official interpretation thereof or any replacement, successor or alternative legislation having the same subject matter thereof (collectively “Circular 75”), the Company and the Controlling Shareholder hereby covenants to the Purchasers that it shall fully comply, and shall procure that the Company complies, in all respects with Circular 75 and any related requirement of law, including without limitation, the completion of any applicable foreign exchange registration, settlement or remittance requirement therein.

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(p)

Subject to the written consent of the Purchaser, the Company will use the proceeds from the offer and sale of the Securities (the “Proceeds”) solely for (i) the purchase of shares of Common Stock on the secondary market from certain vendors of the shares, (ii) for the purchase of equity from CSR for the purpose of acquiring companies in China which are engaged in the business of (A) manufacturing, distributing, installing or maintaining security and surveillance systems in China, or (B) the manufacturing, marketing or sales of security and surveillance related hardware in China or (C) development and integration of security and surveillance software in China, and (iii) the purchase of new debt or convertible bonds to be issued by CSR as permitted by law (collectively, the “Permitted Use of Proceeds”).

(q)

The Company and the Controlling Shareholder undertake to use reasonable best efforts to cause the Company to (i) comply with the FCPA, including, without limitation, not making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of value to any “foreign official” (as the term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, (ii) conduct its business in compliance with the FCPA, and (iii) institute and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(r)

The Company and the Controlling Shareholder covenant to use their respective best efforts to cause CSR to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by CSR after the date hereof pursuant to the Exchange Act.  As long as any Exchange Shares are “restricted securities” as defined in Rule 144(a)(3), if CSR is not required to file reports pursuant to the Exchange Act, the Company and the Controlling Shareholder, solely in his capacity as shareholder, will use their respective best efforts to cause CSR to prepare and make publicly available in accordance with Rule 144(c) (and, if the Purchaser owns any Exchange Shares, furnish to the Purchaser) such information as is required to sell such Exchange Shares under Rule 144.  The Company and the Controlling Shareholder, solely in his capacity as shareholder, further covenant that they will take such further action as any holder of Exchange Shares may reasonably request, to the extent required from time to time to enable such person to sell such Exchange Shares as applicable, without registration under the Act within the requirements of the exemption provided by Rule 144.

(s)

The Company shall by 8:30 a.m. New York City time on the trading day immediately following the date hereof, file with the Commission, if required, a Form 13-D/A and a Form 4 in respect of the sale of the Securities and a press release disclosing the material terms of the transactions contemplated hereby, and shall attach the Documents that are required by the Commission’s rules and regulations to be filed thereto.  The Company and the Controlling Shareholder and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company, the Controlling Shareholder nor the Purchaser shall issue any such press release or otherwise make any such public statement (i) without the prior consent of the Company, with respect to any press release of the Purchaser, or (ii) without the prior consent of the Purchaser, with respect to any press release of the Company, in either case of (i) and (ii), which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company, the Controlling Shareholder and their respective Affiliates shall not publicly or otherwise disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or any securities exchange or the Trading Market, without the prior written consent of the Purchaser, except (x) as required by federal securities law in connection with the filing of the Documents (including signature pages thereto) with the Commission and (y) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with reasonable prior notice of such disclosure permitted hereunder.

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(t)

Neither Company nor the Controlling Shareholder nor their respective Affiliates will disclose the existence or terms of the transactions contemplated by the Documents, including without limitation to Citadel Equity Fund Ltd. or any of its Affiliates prior to the First Closing Date.

6.

Purchaser’s Representations, Warranties and Agreements.

The Purchaser represents and warrants to the Company and the Controlling Shareholder that:

(a)

It is not a “U.S. Person” (as defined in Rule 902 of Regulation S) and it understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities in any country or jurisdiction where action for that purpose is required.  It is not acquiring the Securities for the account or benefit of any U.S. persons except in accordance with exemption from registration requirements of the Act below or in a transaction not subject thereto.

(b)

It is not acquiring the Securities with a view to any distribution thereof that would violate the Act or the securities laws of any state of the U.S. or any other applicable jurisdiction.

(c)

It is an “accredited investor” as defined in Rule 501(a) under the Act and that it is not a registered broker-dealer under Section 15 of the Exchange Act.

(d)

It, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Notes, and has so evaluated the merits and risks of such investment.  It is able to bear the economic risk of an investment in the Notes and, at the present time, is able to afford a complete loss of such investment.

(e)

It is not purchasing the Notes as a result of any advertisement, article, notice or other communication regarding the Notes published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)

It has independently evaluated the merits of its decision to purchase the Notes pursuant to this Agreement. Other than the legal opinions issued pursuant to Section 7(e) hereof by the counsels to the Company, it has not relied on the business or legal advice of any person nor any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such persons has made any representations or warranties to Purchaser in connection with the transactions contemplated by this Agreement.

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(g)

It acknowledges that the Controlling Shareholder may have material non public information (which may or may not be relevant to its consideration of an investment in the Notes) with respect to CSR, and that if it is provided with such non-public information it must keep it confidential and comply with federal securities laws and which Controlling Stockholder need not provide to it; provided, however, that the Controlling Shareholder is not aware of any non public information with respect to CSR that would have a material adverse effect upon CSR.

(h)

It (A) agrees that it will not offer, sell or otherwise transfer any of the Securities nor, unless in compliance with the Act, engage in hedging transactions involving such securities, on or prior to (x) the date which is one year after the later of the date of the commencement of the offering and the date of original issuance (or of any predecessor of any Security proposed to be transferred by the Purchaser) and (y) such later date, if any, as may be required by applicable law, except (a) to CSR, (b) pursuant to a registration statement that has been declared effective under the Act, (c) for so long as any Security is eligible for resale pursuant to Rule 144A under the Act, to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A that purchases for its own account or for the account of another qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to Persons who are not “U.S. Persons” (within the meaning of Regulation S) that occur outside the U.S. within the meaning of Regulation S or (e) pursuant to any other available exemption from the registration requirements of the Act, and (B) agrees that it will give to each person to whom such Security is transferred a notice substantially to the effect of this paragraph.

(i)

It acknowledges that the Securities are “restricted securities” as defined in Rule 144 under the Act and subject to resale restrictions during the period set forth in Rule 144.

(j)

No form of “directed selling efforts” (as defined in Rule 902 of Regulation S), general solicitation or general advertising in violation of the Act has been or will be used nor will any offers by means of any directed selling efforts in the U.S. be made by the Purchaser or any of its representatives in connection with the offer and sale of any of the Securities.

7.

Conditions to Purchase Securities at Closing.  (i) The Purchaser’s obligation to purchase the Notes under this Agreement is subject to the satisfaction or waiver of each of the following conditions:

(a)

All the representations and warranties of the Company and the Controlling Shareholder contained in this Agreement and in each of the Documents shall have been true and correct (disregarding all qualification and exceptions contained therein relating to materiality or Material Adverse Effect) in all material respects as of the date hereof and shall be true and correct in all material respects as if made at the respective Closing Date.  On or prior to the respective Closing Date, the Company and the Controlling Shareholder and each other party to the Documents (other than the Purchaser) shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Documents to the satisfaction of the Purchaser.

(b)

No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the respective Closing Date that could prevent or materially interfere with the consummation of the transactions contemplated under the Documents; and no stop order suspending the qualification or exemption from qualification of any of the Securities in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Company and the Controlling Shareholder after due inquiry, be pending or threatened as of the respective Closing Date.

17

(c)

No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that could, as of the respective Closing Date, reasonably be expected to prevent the consummation of the transactions contemplated under the Documents.  No Proceeding shall be pending or, to the knowledge of the Company and the Controlling Shareholder after due inquiry, threatened other than Proceedings that if adversely determined could not, individually or in the aggregate, adversely affect the issuance or marketability of the Securities, or could not, individually or in the aggregate, have a Material Adverse Effect.

(d)

The Company and the Controlling Shareholder shall have obtained any and all approvals, consents and waivers necessary for consummation of the transactions contemplated by this Agreement, including, but not limited to, all Permits, authorizations, approvals or consents of any third party or any Governmental Authority.

(e)

The Purchaser shall have received on the respective Closing Date:

(i)

certificates dated the respective Closing Date, signed by the Controlling Shareholder and (1) the chief executive officer and (2) the principal financial or accounting officer(s) of the Company, on behalf of the Company, to the effect that (a) the representations and warranties set forth in Section 4 hereof are true and correct with the same force and effect as though expressly made at and as of the respective Closing Date, (b) each of the Controlling Shareholder and the Company has complied with all Documents in all material respects and satisfied all conditions set forth in such Documents on its part to be performed or satisfied hereunder (to the extent it is a party to such Documents) at or prior to the respective Closing Date unless otherwise waived pursuant to the terms hereof, (c) at the respective Closing Date, since the date hereof or since the date of the most recent financial statements in the SEC Reports (exclusive of any amendment or supplement thereto after the date thereof), no event or events have occurred, no information has become known nor does any condition exist that could, individually or in the aggregate, have a Material Adverse Effect, (d) since the date of the most recent financial statements in the SEC Reports (exclusive of any amendment or supplement thereto after the date thereof), neither the Company nor, to the Company’s knowledge, CSR has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company or CSR, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise), results of operations, prospects or regulatory status of the Company or CSR taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Company or CSR that is material to the business, condition (financial or otherwise) or results of operations, prospects or regulatory status of the Company or CSR, taken as a whole, and (e) the sale of any of the Securities has not been enjoined (temporarily or permanently);

(ii)

the opinion of Thelen Reid Brown Raysman & Steiner LLP, U.S. counsel to the Company, dated the respective Closing Date, in the form attached hereto as Exhibit D;

(iii)

the opinion of Harney Westwood & Riegels LLP, as to matters of BVI law, dated the respective Closing Date, in the form attached hereto as Exhibit E;

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(iv)

Each of the Documents shall have been executed and delivered by all parties thereto to the satisfaction of the Purchaser, and the Purchaser shall have received a fully executed original (or clearly legible facsimile copy) of each Document.

(v)

The Purchaser shall have received copies of all opinions, certificates, letters and other documents delivered under or in connection with the transactions contemplated in the Documents that are required to be delivered at or prior to the respective Closing Date.

(f)

None of the other parties to any of the Documents shall be in breach or default under their respective obligations thereunder.

(g)

The Collateral Agent shall have received on the respective Closing Date:

(i)

the share certificates representing the collateral to be deposited as security for the Notes, accompanied by undated stock powers duly executed in blank by the pledgees;

(ii)

any certified copies of UCC Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Collateral Agent, dated a date reasonably near to the respective Closing Date, listing all effective financing statements which name the Company (under its present name and any previous names) as the debtor, together with copies of such financing statements (none of which shall cover any collateral described in the Pledge Agreement);

(iii)

a copy of the Company’s register of charges and mortgages, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Company as the debtor, together with copies of such financing statements (none of which shall cover any collateral described in the Indenture);

(iv)

such other approvals, opinions, or documents as the Collateral Agent may reasonably request in form and substance reasonably satisfactory to the Collateral Agent; and

(v)

the Collateral Agent and its counsel shall be satisfied that no Lien exists on any of the collateral described above other than the Lien created in favor of the Collateral Agent, for the benefit of the Purchasers, pursuant to the Indenture and Pledge Agreement.

(h)

All UCC Financing Statements or other similar financing statements or filings required pursuant to Section 7(g) (collectively, the “Filing Statements”) shall have been delivered to CT Corporation System or another similar filing service company acceptable to the Collateral Agent (the “Filing Agent”).  The Filing Agent shall have acknowledged in a writing reasonably satisfactory to the Collateral Agent and its counsel (i) the Filing Agent’s receipt of all Filing Statements, and (ii) that the Filing Statements have either been submitted for filing in the appropriate filing offices or will be submitted for filing in the appropriate offices within one week following any required approvals.

(i)

The Board of Directors and, to the extent legally required, the shareholders of the Company shall have approved and authorized by all necessary corporate action (i) the execution and delivery of the Documents, (ii) all actions to be performed or satisfied under the Documents, (iii) the consummation of the transactions contemplated by the Documents, (iv) the pricing terms of the Securities and (v) all other actions necessary in connection with the transactions contemplated by the Documents and the offering of the Securities and shall have provided the Purchaser with a copy of such authorizations.

19

(j)

The Purchaser shall have completed and be satisfied with the results of all business, legal and financial due diligence in its sole discretion and absolute satisfaction, and any items requiring correction identified by the Purchaser shall have been corrected to the Purchaser’s satisfaction.

(k)

The Notes with aggregate of principal amount of up to $40,000,000 shall be sold to the Purchaser pursuant to this Agreement at the First Closing.

(ii) The Company’s obligation to issue the Notes under this Agreement is subject to the satisfaction or waiver of each of the following conditions:

(a)

All the representations and warranties of the Purchasers contained in this Agreement and in each of the Documents shall have been true and correct (disregarding all qualification and exceptions contained therein relating to materiality) in all material respects as of the date hereof and shall be true and correct in all material respects as if made at the respective Closing Date.  On or prior to the respective Closing Date, the Purchasers and each other party to the Documents (other than the Company and the Controlling Shareholder) shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Documents to the satisfaction of the Company.

(b)

No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the respective Closing Date that could prevent or materially interfere with the consummation of the transactions contemplated under the Documents; and no stop order suspending the qualification or exemption from qualification of any of the Securities in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Company and the Controlling Shareholder after due inquiry, be pending or threatened as of the respective Closing Date.

(c)

No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that could, as of the respective Closing Date, reasonably be expected to prevent the consummation of the transactions contemplated under the Documents.  No Proceeding shall be pending or, to the knowledge of the Company and the Controlling Shareholder after due inquiry, threatened other than Proceedings that if adversely determined could not, individually or in the aggregate, adversely affect the issuance or marketability of the Securities, or could not, individually or in the aggregate, have a Material Adverse Effect.

(d)

The Purchasers shall have purchased at least $40,000,000 of Notes at the Closing Date pursuant to this Agreement, and the Company shall have received on the respective Closing Date, the full purchase price for the Notes.

8.

Indemnification.

(a)

Each of the Company and the Controlling Shareholder jointly and severally, agrees to indemnify and hold harmless the Purchaser, each of its Affiliates (including any person who controls the Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) and their respective officers, directors, partners, shareholders, counsel, employees and agents (the Purchaser and each such other person being referred to as an “Indemnified Person”), to the fullest extent lawful, from and against any losses, claims, damages, liabilities and reasonable expenses (or actions in respect thereof), as incurred, related to or arising out of or in connection with:

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(i)

actions taken or omitted to be taken by the Controlling Shareholder or the Company or their respective affiliates, officers, directors, employees or agents in breach or violation of their respective representations, warranties, covenants and agreements set forth in this Agreement or any of the other Documents;

(ii)

any breach by the Controlling Shareholder or the Company of their respective representations, warranties, covenants and agreements set forth in this Agreement or in any of the other Documents; and

(iii)

subject to the provisions hereof, will reimburse the Indemnified Persons for all reasonable expenses (including, without limitation, reasonable fees and expenses of counsel) as they are incurred in connection with investigating, preparing, defending or settling any such action or claim, whether or not in connection with litigation in which any Indemnified Person is a named party.  If any of the Indemnified Persons’ personnel appears as witnesses, are deposed or are otherwise involved in the defense of any action against an Indemnified Person or the Company, or their respective officers or directors, the Company and the Controlling Shareholder will reimburse the Purchaser for all reasonable expenses incurred by the Purchaser by reason of any of the Indemnified Persons being involved in any such action; provided, however, neither the Controlling Shareholder nor the Company shall be liable for indemnification hereunder with regard to any grossly negligent act or omission or willful misconduct by the Purchaser or any other Indemnified Person which results in the unavailability to the Company (or any of its affiliates) or to the offering of the Securities of the exemption from the registration requirements of the Act provided by Regulation S thereunder.  This indemnity will be in addition to any liability that the Controlling Shareholder or the Company may otherwise have to the Indemnified Persons.

(b)

As promptly as reasonably practical after receipt by an Indemnified Person under this Section 8 of notice of the commencement of any action for which such Indemnified Person is entitled to indemnification under this Section 8, such Indemnified Person will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under paragraph (a) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Person other than the indemnification obligation provided in paragraph (a) above.  In case any such action is brought against any Indemnified Person, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may determine, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Person (who shall not, except with the written consent of such Indemnified Person, be counsel to the indemnifying party) at the expense of the indemnifying party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the Indemnified Person would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or are targets of, any such action include both the Indemnified Person and the indemnifying party, and the Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it and/or any other Indemnified Person that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such Indemnified Person or Persons and such Indemnified Person or Persons shall have the right to select separate counsel (including an additional local counsel) to defend such action on behalf of such Indemnified Person or Persons at the reasonable expense of the indemnifying party.  After notice from the indemnifying party to such Indemnified Person of its election so to assume the defense thereof and approval by such Indemnified Person of counsel appointed to defend such action, the indemnifying party will not be liable to such Indemnified Person under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Person in connection with the defense thereof, unless (i) the Indemnified Person shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, representing the Indemnified Persons who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the Indemnified Person at the expense of the indemnifying party.  After such notice from the indemnifying party to such Indemnified Person, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such Indemnified Person without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed).

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(c)

No indemnifying party shall, without the prior written consent of any Indemnified Person, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action, claim, suit or proceeding in respect of which the Indemnified Person is or could have been a party, or indemnity could have been sought hereunder by any Indemnified Person (whether or not the Indemnified Person is an actual or potential party to such action or claim), unless such settlement (A) includes an unconditional express written release of any Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person, from all losses, claims, damages or liabilities arising out of such action, claim, suit or proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of such Indemnified Person.  If a claim or action is settled, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment.

(d)

The indemnity and expense reimbursement obligations set forth herein (i) shall be in addition to any liability the Controlling Shareholder or the Company may have to any Indemnified Person at common law or otherwise, and (ii) shall be binding on any successor or assignee of any of the Controlling Shareholder or the Company and successors or assignees of any of the business and assets of the Controlling Shareholder or the Company.

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(e)

If the Company enters into any agreement or arrangement with respect to, or effects, any proposed sale, exchange, dividend or other distribution or liquidation of all or a significant portion of its assets in one or a series of transactions or any significant recapitalization or reclassification of its outstanding securities, the Company shall provide for the assumption of its obligations under this Agreement by another party reasonably satisfactory to the Purchaser.

9.

Termination.

(a)

The Purchaser may terminate this Agreement at any time prior to the Closing Date by written notice to the Company if any of the following has occurred:

(i)

since the date hereof, any Material Adverse Effect or development involving or reasonably expected to result in a prospective Material Adverse Effect that could, in the Purchaser’s reasonable judgment, be expected to (i) make it impracticable or inadvisable to proceed with the purchase of the Securities on the terms and in the manner contemplated in this Agreement and the Indenture or (ii) materially impair the investment quality of any of the Securities;

(ii)

the failure of the Company to satisfy any of the conditions contained in Section 7(i)(e) hereof on or prior to January 31, 2008;

(iii)

any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the U.S., the European Union, the PRC or Hong Kong (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the U.S., the European Union, the PRC or Hong Kong could be expected to make it, in the Purchaser’s reasonable judgment, impracticable to proceed with the consummation of the transactions on the terms and in the manner contemplated in this Agreement or the Indenture;

(iv)

trading in the CSR’s Common Stock shall have been suspended by the Trading Market or the suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange, the London Stock Exchange, the Hong Kong Stock Exchange, the NASDAQ Small Cap Market, the NASDAQ Capital Market or the NASDAQ Global Market or any setting of limitations on prices for securities on any such exchange or the NASDAQ Capital Market or the NASDAQ Small Cap Market or the NASDAQ Global Market;

(v)

the enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that could be reasonably expected to have a Material Adverse Effect; or

(vi)

the declaration of a banking moratorium by any federal or New York state Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that could reasonably be expected to have a material adverse effect on the financial markets in the U.S., European Union, the PRC, Hong Kong or elsewhere.

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(b)

The Company may terminate this Agreement at any time prior to the Closing Date by written notice to the Purchaser upon the Purchaser’s breach of its representations, warranties, covenants and obligations under this Agreement or the failure of the Purchasers to satisfy any of the conditions contained in Section 7(ii)(d) hereof on or prior to January 31, 2008.

(c)

The Company shall pay to the Purchaser an amount, in U.S. Dollars, equal to $400,000 (the “Company Breakup Fee”) if there occurs a Company Breach.  For the purposes of this Agreement, a “Company Breach” shall mean (i) any breach by the Company or the Controlling Shareholder of their respective obligations as set forth in the Agreement, and (ii) any action, inaction, event or decision of the Company or by the Controlling Shareholder that prevents (whether directly or indirectly) the parties hereto from consummating the transactions contemplated hereby, including any breaches any of its representations, warranties, covenants or obligations of the Company or the Controlling Shareholder under this Agreement prior to the Closing Date; provided however, a Company Breach shall not include a valid termination of this Agreement pursuant to Sections 9(a)(iii) (but only if terminated by the Company), (v), (vi) or (vii).  The Purchaser may terminate this Agreement by written notice to the Company and the Company shall promptly (but in no event later than 7 days following the termination of this Agreement) pay the Company Breakup Fee to the Purchaser.  The Company shall not be obligated to pay the Company Breakup Fee if such fee becomes due and payable after January 25, 2008; provided the Company has fulfilled all of its obligations hereunder.

(d)

The Purchaser shall pay to the Company an amount, in U.S. Dollars, equal to a portion of $400,000 that is proportionate to the proportion of Securities to be purchased by the Purchaser, relative to the total amount of Securities as shown on Schedule I (the “Purchaser Breakup Fee”) if there occurs a Purchaser Breach.  For the purpose of this Agreement, a “Purchaser Breach” shall mean (i) any breach by the Purchaser of its obligations set forth in the this Agreement and (ii) and any action, inaction, event or decision of the Purchaser that prevents the parties hereto from consummating the transactions contemplated hereby, including any breaches any of the Purchasers’ representations, warranties, covenants or obligations under this Agreement on or before the Closing Date; provided, however, that notwithstanding the foregoing or anything to the contrary contained herein, the Purchaser shall not be required to pay the Purchaser Breakup Fee based upon (i) such Purchaser’s discovery during its due diligence investigation of any material information of the Company or CSR not previously disclosed to the Purchaser by the Company prior to the date hereof, (ii) any material misstatement or omission by CSR in its audited Financial Statements or SEC Reports or (iii) the failure of any of the conditions contained in Section 7 hereof on or prior to the Closing Date.  Subject to the foregoing proviso, the Purchaser shall promptly (but in no event later than 7 days following such termination by the Company) pay the Purchaser Breakup Fee to the Company. The Purchaser shall not be obligated to pay the Purchaser Breakup Fee if such fee becomes due and payable after January 25, 2008, provided the Purchaser has fulfilled all of its obligations hereunder.

10.

Survival of Representations and Indemnities.  The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements of any of the Controlling Shareholder, the Company and the Purchaser set forth in this Agreement shall remain operative and in full force and effect, and will survive, until the fifth anniversary of the Initial Closing Date, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Purchaser, the Company or Controlling Shareholder and (ii) acceptance of the Securities, and payment for them hereunder.

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11.

Substitution of Purchaser.  The Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Securities, by written notice to the Company, which notice shall be signed by the Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, wherever the word “Purchaser” is used in this Agreement (other than in this Section 11), such word shall be deemed to refer to such Affiliate in lieu of the original purchaser.  In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to the original purchaser all of the Securities then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word “Purchaser” is used in this Agreement (other than in this Section 11), such word shall no longer be deemed to refer to such Affiliate, but shall refer to the original purchaser, and the original purchaser shall have all the rights of an original holder of the Securities under this Agreement.

12.

No Short Sales.  The Purchaser agrees that it will not engage in any short sales (as such term is defined in Rule 200 of Regulation SHO under the Exchange Act) of securities of CSR during the period in which any of the Notes remains outstanding.  The parties hereto agree that, in the event of any breach or threatened breach by the Purchaser of this Section 12, the Company and the Controlling Shareholder shall be entitled (in addition to any other remedy that may be available to it) to seek (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, and (b) an injunction restraining such breach or threatened breach.

13.

Miscellaneous.

(a)

Notices given pursuant to any provision of this Agreement shall be addressed as follows:

(i)

if to the Controlling Shareholder or the Company, to:

13/F, Shenzhen Special Zone Press Tower,
Shennan Road, Futian, Shenzhen
P.R. China
Fax: (+86) 755 8351 0815
Attention: Mr. Tu Guo Shen

with a copy to:

Thelen Reid Brown Raysman & Steiner LLP
701 8th Street, NW
Washington, D.C. 20001
U.S.A.
Fax: (+1) 202 508 4321
Attention: Louis A. Bevilacqua, Esq.

(ii)

if to the Purchaser, to the addresses as indicated in Schedule I.

(b)

Except with respect to the material terms and conditions of the transactions contemplated by the Documents, the Company covenants and agrees that neither it nor any other person acting on its behalf will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that the Purchaser shall rely on the foregoing representations in effecting transactions contemplated hereunder.

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(c)

This Agreement has been and is made solely for the benefit of and shall be binding upon the Company and the Purchaser and, to the extent provided in Section 8 hereof, the controlling persons and their respective agents, employees, officers, directors, partners, counsel, and shareholders expressly referred to in Section 8, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement.

(d)

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(e)

Each of the Company and the Controlling Shareholder agrees that any suit, action or proceeding against the Company or the Controlling Shareholder arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.  Each of the Company and the Controlling Shareholder hereby appoints Law Debenture Corporate Services Inc., 400 Madison Avenue, Suite 4D, New York, NY 10017, Facsimile No. +1 212 750 1361, as its authorized agent upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein.

(f)

The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

(g)

The parties hereto waive any objection that they may have to the venue of any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby in the courts of the State of New York or the courts of the U.S., in each case, located in the Borough of Manhattan, City and State of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the U.S., in each case, located in the Borough of Manhattan, City and State of New York was brought in an inconvenient court and agrees not to plead or claim the same.

(h)

No failure to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(i)

This Agreement may be signed in various counterparts (and by facsimile) which together shall constitute one and the same instrument.

(j)

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision of this Agreement.

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(k)

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, in each case, to the extent permitted by applicable law, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable, to the extent permitted by applicable law.

(l)

This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given; provided that the same are in writing and signed by all of the signatories hereto.

[Remainder Of This Page Intentionally Left Blank]

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Please confirm that the foregoing correctly sets forth the agreement among the Company, the Controlling Shareholder and the Purchaser.

Very truly yours,

THE COMPANY

WHITEHORSE TECHNOLOGY LIMITED

By: _____________________________
Name: Tu Guo Shen
Title:

CONTROLLING SHAREHOLDER

TU GUO SHEN

_____________________________

Accepted and Agreed to:

ABAX LOTUS LTD.

By:_____________________________
Name:
Title: Authorized Signatory

SCHEDULE I

Schedule of Purchasers

I.

First Closing of the Sale and Issuance of Notes

Name and Address	Principal Amount of Notes	Total Purchase Price
Abax Lotus Ltd. c/o Abax Global Capital (Hong Kong) Limited Suite 6708, 67/F Two International Finance Centre 8 Finance Street, Central Hong Kong SAR Fax: +852 3602 1700	$ 40.0 million	$ 40.0 million

Exhibit List

Exhibit A.  Form of Indenture

Exhibit B.  Form of Pledge and Security Agreement

Exhibit C.  Form of Non-Competition Agreement

Exhibit D.  Form of Opinion of Thelen Reid Brown Raysman & Steiner LLP

Exhibit E.  Form of Opinion of Harney Westwood & Riegels LLP